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                                                                    Exhibit 10.1

                       TYCO EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE 1

                                     PURPOSE

The Tyco Employee Stock Purchase Plan (the "Plan") is created for the purpose of encouraging stock ownership by officers and employees of Tyco International Ltd. and its subsidiaries (the "Company") so that they may share in growth of the Company by acquiring or increasing their proprietary interest in the Company.

                                    ARTICLE 2

                           ADMINISTRATION OF THE PLAN

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Board of Directors shall determine the number of members of the Committee and, from time to time, may add or remove members from the Committee. The Committee may select one of its members as Chairperson and may hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts approved by a majority of the Committee, shall be valid acts of the Committee.

The interpretation and construction by the Committee of any provision of the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may adopt, from time to time, such rules and regulations, as it deems appropriate for carrying out the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have the power and authority to administer the Plan. In such event, the term "Committee" wherever used herein shall be deemed to mean the Board of Directors.

                                    ARTICLE 3

                               ELIGIBLE EMPLOYEES

The Company will, from time to time, determine which of its employees (including employees of its subsidiaries and divisions) will be eligible to participate in the Plan. All officers who are employees of the Company will be eligible to participate in the Plan. Eligible employees who elect to participate in the Plan shall hereinafter be referred to as "Participants".

Notwithstanding the foregoing, any employee who sells Shares purchased under the Plan within three months of the date of purchase shall be precluded from participating in the Plan for the next 12 months.

                                    ARTICLE 4

                             SHARES TO BE PURCHASED

The stock subject to purchase under the Plan is 15,000,000 shares (subject to adjustment in the event of stock splits, stock dividends, recapitalization, or similar adjustment in the Company's common stock) of the common stock, $.20 par value, of the Company (the "Shares") which will be purchased on the open market.

                                    ARTICLE 5

                               PAYROLL DEDUCTIONS

Participants, upon entering the Plan, shall authorize payroll deductions to be made for the purchase of Shares. The maximum deduction shall not, on a per pay period basis, exceed a Participant's base salary or commission (in the case of an employee who receives commission and no base salary) and deductions shall be exclusive of overtime and net withholding and other deductions. The Participant may authorize increases or decreases in the amount of payroll deductions. In order to effect such a change in the amount of the payroll deductions, the Company must receive notice of such change in the manner specified by the Company and changes will take effect as soon as administratively possible. The


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                       TYCO EMPLOYEE STOCK PURCHASE PLAN


Company will accumulate and hold for the Participant's account the amounts deducted from his/her pay. No interest shall be paid on such amounts. Notwithstanding the foregoing, the Committee may, in its sole discretion, authorize a special bonus payment be made to a Participant and such bonus be designated as an employee contribution. Such employee contribution will be entitled to receive the matching Employer Contribution described in the next Article. The bonus may exceed the contribution limits otherwise imposed on the Participant.

                                    ARTICLE 6

                              EMPLOYER CONTRIBUTION

The Company will match a part of the employee contribution by contributing to the Plan an additional percentage of the employee's payroll deduction. The Committee, from time to time, may increase or decrease the percentage of the Company's contribution to the Participant's payroll deduction if the interests of the Company so require. The matching contributions hereunder are not intended to be entitlement or part of the regular compensation of any Participant. The Company will pay all commissions relating to the purchase of the Shares under the Plan, and the Company will pay all administrative costs associated with the implementation and operation of the Plan.

                                    ARTICLE 7

                       AUTHORIZATION FOR ENTERING THE PLAN

An eligible employee may enter the Plan by enrolling in the Plan and specifying his/her contribution amount in the manner authorized by the Company. Such authorization will take effect as of the next practicable payroll period. Unless a Participant authorizes changes to his/her payroll deductions in accordance with Article 5 or withdraws from the Plan, his/her deductions under the latest authorization on file with the Company shall continue from one payment period to the succeeding payment period as long as the Plan remains in effect.

                                    ARTICLE 8

                               PURCHASE OF SHARES

All Shares purchased under the Plan shall be purchased on the open market by a broker designated, from time to time, by the Committee. On a monthly basis, as soon as practicable following the month end, the Company shall remit the total of contributions to the broker for the purchase of the Shares. The broker will then execute the purchase order and the Plan Administrator shall allocate Shares (or fraction thereof) to each participant's individual recordkeeping account. In the event the purchase of Shares takes place over a number of days and at different prices, then each participant's allocation shall be adjusted on the basis of the average price per Share over such period.

                                    ARTICLE 9

                               ISSUANCE OF SHARES

The Shares purchased under the Plan shall be held by the Plan Administrator or its nominee. Participants shall receive periodic statements that will evidence all activity in the accounts that have been established on their behalf. Such statements will be issued by the Plan Administrator or its nominee. In the event a Participant wishes to hold certificates in his/her own name, the Participant must instruct the Plan Administrator or its nominee independently and bear the costs associated with the issuance of such certificates and pay, if required, a small fee for each certificate so issued. Certificates for fractional Shares will not be issued. Fractional Shares shall be liquidated on a cash basis only in lieu of the issuance of certificates for such fractional Shares upon the employee's withdrawal.

                                   ARTICLE 10

                         AUTOMATIC DIVIDEND REINVESTMENT

Any dividends paid to Participants for Shares purchased under the Plan and held by the Plan Administrator shall be automatically reinvested in the Shares of the Company.


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                       TYCO EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE 11

                     SALE OF SHARES PURCHASED UNDER THE PLAN

Each Participant may sell at any time all of any portion of the Shares acquired under the Plan and held by the Plan Administrator by notifying the Plan Administrator, who will direct the broker to execute the sale on behalf of the Participant. The Participant shall pay the broker's commission and any other expenses incurred with regard to the sale of the Shares. All such sales of the Shares will be subject to compliance with any applicable federal or state securities, tax, or other laws. Each participant assumes the risk of any fluctuations in the market price of the Shares.

                                   ARTICLE 12

                            WITHDRAWAL FROM THE PLAN

A Participant may cease making contributions to the Plan at any time by changing his/her payroll deduction to zero as described in Article 5. In order to execute a sale of all or part of the Shares purchased under the Plan and held by the Plan Administrator, the Participant must contact the Plan Administrator directly. If the Participant desires to withdraw from the Plan by liquidating all or part of his/her shareholder interest, he/she shall receive the proceeds from the sale thereof, minus the commission and other expenses on such sale.

                                   ARTICLE 13

                            NO TRANSFER OR ASSIGNMENT

A Participant's right to purchase Shares under the Plan through payroll deduction is his/hers alone and may not be transferred or assigned to, or availed of, by any other person.

                                   ARTICLE 14

                         TERMINATION OF EMPLOYEE RIGHTS

All of the employee's rights under the Plan will terminate when he/she ceases to be an eligible employee due to retirement, resignation, death, termination, or any other reason. A notice of withdrawal will be deemed to have been received from a Participant on the day of his/her final payroll deduction. If a Participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be deemed as having been received on the day the interruption occurs.

                                   ARTICLE 15

                      TERMINATION AND AMENDMENT TO THE PLAN

The Plan may be terminated at any time by the Company's Board of Directors if the interests of the Company so require. Upon such termination, or any other termination of the Plan, all payroll deductions not used to purchase Shares will be refunded. The Board of Directors also reserves the right to amend the Plan, from time to time, in any respect and authorizes the Committee to approve amendments to the Plan on its behalf.

                                   ARTICLE 16

                                 LOCAL TAX LAWS

If the provisions of the Plan contradict local tax laws, the local tax laws shall prevail.


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